     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996
                                                   Registration No. 333-________
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            VALLICORP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                77-0229483
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                    Identification No.)

8405 NORTH FRESNO STREET, FRESNO, CALIFORNIA                   93720
(Address of Principal Executive Offices)                   (Zip Code)

                     VALLICORP RETIREMENT AND SAVINGS PLAN
                            (Full title of the plan)

                                  E.L. HERBERT
                    EXECUTIVE VICE PRESIDENT/GENERAL COUNSEL
                            VALLICORP HOLDINGS, INC.
                            8405 NORTH FRESNO STREET
                           FRESNO, CALIFORNIA  93720
                                 (209) 437-5705
(Name, address and telephone number, including area code, of agent for service)
                   -----------------------------------------


                        CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
 OF SECURITIES TO BE        AMOUNT TO BE   OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
     REGISTERED              REGISTERED        SHARE /(1)/             PRICE /(1)/          REGISTRATION FEE
 ---------------------------------------------------------------------------------------------------------------
Common Stock, par
value one cent ($.01)
per share...............     300,000        $15.0625                $4,518,750              $1,559
- ---------------------------------------------------------------------------------------------------------------

(1) This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the high and low prices for shares of the Company's Common Stock as reported on The Nasdaq Stock Market on July 24, 1996.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
- --------------------------------------------------------------------------------

                          This is page 1 of 78 pages.
                    The Exhibit Index is located at page 12.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents filed by ValliCorp Holdings, Inc. (Commission File No. 0-18202) (the "Company") or the ValliCorp Retirement and Savings Plan (the "Plan") with the Commission are incorporated herein by reference and made a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          2. The Company's Registration Statement under the Securities Act of 1933, as amended, No. 333-06411, which contains audited supplemental consolidated financial statements for the year ended December 31, 1995.

          3. The Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

          4. The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1996.

          5. The Company's Reports on Form 8-K dated February 2, 1996, March 22, 1996 and March 27, 1996, and an Amendment No. 1 on Form 8-K/A to the Form 8-K bearing a Date of Report of February 2, 1996.

          6. The description of the Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 on Form 8-K dated November 30, 1989, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of filing of this

Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by E.L. Herbert, the Company's Executive Vice President, General Counsel and Secretary. As of July 25, 1996, Mr. Herbert beneficially owned an aggregate of 10,081 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          As permitted by Sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in situations described above.

          The directors and officers of the Registrant may be indemnified by the Registrant pursuant to the provisions of Article VIII of its Bylaws, which read as follows:

          SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or executive officer of the Corporation in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such person while a director or executive officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or executive officer, to repay all amounts so advanced if it should be determined ultimately that such director or executive officer is not entitled to be indemnified under this Section or otherwise. For purposes of this Article VIII, "executive officer" shall mean the President, Secretary, Chief Financial Officer and any other officer who is so designated as such in a resolution of the Board of Directors that expressly refers to this Article.

          SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In making such claim, the claimant shall have the burden of proving that the claimant has met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in Section 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          SECTION 4. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VIII.

          SECTION 5. INSURANCE. The Corporation shall maintain insurance to the extent that it is reasonably available and the premium costs are not disproportionate to the amount of coverage provided, at its expense, to protect itself and any such director or executive officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          SECTION 6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VIII by the shareholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

          SECTION 7. SETTLEMENT OF CLAIMS. The Corporation shall not be liable to indemnify any director or executive officer under this Article VIII: (i) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or (ii) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

          SECTION 8. SUBROGATION. In the event of payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party who shall execute all papers required and shall do everything that may be necessary to secure such rights, including, without limitation, the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

          SECTION 9. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against the director or executive officer to the extent such director or executive officer has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

          The Registrant's Bylaws provide for indemnification of legal representatives, directors and executive officers of the Registrant or persons serving at the request of the Registrant as a director, officer or employee of another corporation, or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits (an "Indemnitee"). Under the Bylaws, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been an Indemnitee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

          The Registrant also maintains an insurance policy insuring its directors and executive officers against liability for certain acts and omissions while acting in their official capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not applicable.

ITEM 8.   EXHIBITS.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement.

          EXHIBIT NO.                    EXHIBIT
          -----------                    -------

               (4) ValliCorp Retirement and Savings Plan and amendments thereto

               (5) Opinion of E.L. Herbert, Esq. as to validity of securities registered

               (23.1)         Consent of Deloitte & Touche LLP,
                              independent auditors for the Registrant
                              and the Plan

               (23.2) Consent of Ernst & Young LLP, former independent auditors for the Registrant

               (23.3) Consent of Price Waterhouse LLP, independent auditors of Mineral King Bancorp, Inc., previously merged into the Registrant

               (23.4) Consent of Grant Thornton LLP, independent auditors for El Capitan Bancshares, Inc., previously merged into the Registrant

               (23.5) Consent of E.L. Herbert, Esq. regarding original opinion (contained in Exhibit 5)

               (24)        Power of Attorney

          The Registrant has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on this 29th day of July, 1996.

                              VALLICORP HOLDINGS, INC.
                              (Registrant)


                              By: /s/ J. Mike McGowan
                                 --------------------------------
                                  J. MIKE McGOWAN,
                                  Chairman/Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                   Date
- --------------------------      ----------------------------   -------------


/s/ J. Mike McGowan             Chairman of the Board of       July 29, 1996
- --------------------------      Directors/Chief Executive
J. MIKE McGOWAN                 Officer (Principal Executive
                                Officer) and Director


/s/ Wolfgang T.N. Muelleck      Executive Vice President/      July 29, 1996
- ---------------------------     Chief Financial Officer
WOLFGANG T.N. MUELLECK          (Principal Financial and
                                Accounting Officer)


             *
- --------------------------      Director                       July 29, 1996
PATRICK J. MON PERE


             *
- --------------------------      Director                       July 29, 1996
WILLIAM A. BENNEYAN


Signature                                  Title                   Date
- --------------------------      ----------------------------   -------------
              *                 Director                       July 29, 1996
- --------------------------
LOUIS H. HERWALDT


              *                 Director                       July 29, 1996
- --------------------------
LORENZO TONY ORTEGA, Ph.D.


/s/ Steven C. Pumphrey          President/Chief Operating     July 29, 1996
- --------------------------      Officer and Director
STEVEN C. PUMPHREY


              *                 Director                      July 29, 1996
- --------------------------
V. EUGENE ROSS


              *                 Director                      July 29, 1996
- --------------------------
MICHAEL J. RYAN, JR.


              *                 Director                      July 29, 1996
- --------------------------
JERRY K. STANNERS


              *                 Director                      July 29, 1996
- --------------------------
CHARLES L. TINGEY

* J. MIKE McGOWAN hereby signs this Registration Statement on July 29, 1996, on behalf of each of the persons so indicated for whom he is attorney-in-fact pursuant to a power of attorney filed herewith, which persons constituted a majority of the members of the Registrant's Board of Directors.


                              /s/ J. Mike McGowan
                              -----------------------
                              J. MIKE McGOWAN

          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, ValliCorp Holdings, Inc., the Plan administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on this 29th day of July, 1996.

                              VALLICORP RETIREMENT AND
                              SAVINGS PLAN

                              By: ValliCorp Holdings, Inc.,
                                  Plan Administrator


                                     By: /s/ J. Mike McGowan
                                         ----------------------
                                         J. MIKE McGOWAN

                                 EXHIBIT INDEX
                                 -------------


       Exhibit No.                    Exhibit
       -----------                    -------

          (4) ValliCorp Retirement and Savings Plan and amendments thereto

          (5) Opinion of E.L. Herbert, Esq. as to validity of securities registered

          (23.1) Consent of Deloitte & Touche LLP, independent auditors for the Registrant and the Plan

          (23.2) Consent of Ernst & Young LLP, former independent auditors for the Registrant

          (23.3) Consent of Price Waterhouse LLP, independent auditors of Mineral King Bancorp, Inc., previously merged into the Registrant

          (23.4) Consent of Grant Thornton LLP, independent auditors for El Capitan Bancshares, Inc., previously merged into the Registrant

          (23.5) Consent of E.L. Herbert, Esq. regarding original opinion (contained in Exhibit 5)

          (24)                   Power of Attorney